UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2021

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	IMGN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 1, 2021, ImmunoGen, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and Cowen and Company, LLC, as representatives of the several underwriters (the “Underwriters”) named in Schedule 1 of the Underwriting Agreement, related to a public offering of 11,636,364 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price of $6.60 per share, less the underwriting discounts and commissions, and, to certain investors in lieu of common stock, pre-funded warrants to purchase an aggregate of 27,363,636 shares of the Company’s common stock at a price of $6.59 (the “Pre-Funded Warrants”), which represents the per share public offering price for the common stock less the $0.01 per share exercise price for each Pre-Funded Warrant (the “Offering”). Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days following the date of the Underwriting Agreement, to purchase up to an additional 5,850,000 shares of Common Stock at the same price, which the Underwriters exercised on December 2, 2021. The Offering is expected to close on December 6, 2021, subject to the satisfaction of customary closing conditions.

The Pre-Funded Warrants will be exercisable at any time after the date of issuance. A holder of Pre-Funded Warrants may not exercise the warrant if the holder, together with its affiliates, would beneficially own more than 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. A holder of Pre-Funded Warrants may increase or decrease this percentage to a percentage not in excess of 19.99% by providing at least 61 days’ prior notice to the Company.

The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-251502), which was filed with the Securities and Exchange Commission (the “SEC”) on December 18, 2020 and became effective upon filing.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and termination provisions.

A copy of the Underwriting Agreement and the form of Pre-Funded Warrant are filed as Exhibits 1.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 8.01	OTHER EVENTS

An opinion dated December 1, 2021, regarding the legality of the issuance and sale of the shares of the Common Stock and the Pre-Funded Warrants in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K. Certain information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement is also filed as Exhibit 99.1 to this Current Report on Form 8-K.

The Company filed a preliminary prospectus supplement dated November 30, 2021 in relation to the Offering, which contained an updated summary description of the Company’s business in the section entitled “Company Overview,” which is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference, and additional risk factor disclosure in the section entitled “Risk Factors,” which is filed as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference. The information contained in Exhibits 99.2 and 99.3 supplements the information provided in the Company’s previous periodic filings with the SEC in order to reflect recent business developments.

This Current Report on Form 8-K, including the exhibits hereto, shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, which is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, nor shall there be any sale of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Exhibit
1.1	Underwriting Agreement dated December 1, 2021 by and among ImmunoGen, Inc. and Jefferies LLC and Cowen and Company, LLC, as representatives of the several underwriters named in Schedule 1 thereto
4.1	Form of Pre-Funded Warrant
5.1	Opinion of Ropes & Gray LLP
23.1	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1)
99.1	Information relating to Item 14 of the Registration Statement on Form S-3 (File No. 333-251502)
99.2	Supplemental Description of Business
99.3	Supplemental Risk Factors
104	Cover Page Interactive Data File (embedded within the Inline XBRL (eXtensible Business Reporting Language) document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: December 3, 2021	/s/ Renee Lentini
Renee Lentini
Vice President and Chief Accounting Officer